Exhibit 99.1

Raptor Pharmaceuticals Raises

$5 Million

Novato, California, August 25, 2009 – Raptor Pharmaceuticals Corp. (“Raptor” or the “Company”) (OTCBB: RPTP), today announced that it has raised an aggregate $5 million of gross proceeds through a private placement of units (“August 2009 Private Placement”) and through the exercise of warrants (the “Warrant Exchange”) originally issued in connection with its May/June 2008 private placement. The August 2009 Private Placement resulted in gross proceeds to Raptor of approximately $2.4 million or $2.3 million after placement agent fees and other expenses. The Warrant Exchange raised approximately $2.6 million in net proceeds for Raptor.

Raptor intends to use the net proceeds to fund programs for its late-stage drug product candidates and to execute its corporate strategy, including closing the proposed merger with TorreyPines Therapeutics, Inc. (“TorreyPines”) (NASDAQ: TPTX), which is expected to close in the fourth quarter of 2009.

The August 2009 Private Placement consisted of the sale of an aggregate 7,456,250 units, with each unit priced at $0.32. Each unit consists of one share of the Company’s common stock and a two-year warrant to purchase one-half of one share of the Company’s common stock. The units sold represent an aggregate of 7,456,250 shares of the Company’s common stock and warrants (“Warrants”) to purchase up to 3,728,125 shares of the Company’s common stock. The Warrants are exercisable for up to two years from the date of issuance at $0.60 per share and $0.75 per share during the first and second years following issuance, respectively.

The Warrant Exchange commenced in April 2009, when investors from Raptor’s May/June 2008 private placement were offered the right to exchange outstanding warrants (the “Original Warrants”) and subscribe for New Warrants (the “New Warrants”) to purchase an aggregate of 10 million shares of common stock, or the same number of shares underlying the outstanding Original Warrants. New Warrants were priced at $0.30 per share, reflecting the market price of one share of Raptor common stock on April 29, 2009, compared to the Original Warrants, exercisable at $0.75 and $0.90 per share during the first and second years following issuance, respectively. Original Warrants could be exchanged for New Warrants on the condition that investors exercised the New Warrants on or before July 17, 2009. Except for the exercise price, the terms of the New and Original Warrants are identical. Pursuant to the Warrant Exchange, New Warrants were exercised for an aggregate amount of 8,715,000 shares of the Company’s common stock, which resulted in aggregate gross proceeds of $2,614,500 and aggregate net proceeds of $2,587,852.

Neither the common stock nor Warrants offered and sold in the August 2009 Private Placement, the common stock issuable upon exercise of the Warrants sold in the August 2009 Private Placement, nor the New Warrants or the common stock issued upon the exercise of the New Warrants have been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission and with applicable state regulatory authorities or an exemption from the applicable registration requirements.

Details of the Proposed Raptor and TorreyPines Merger

On July 27, 2009, Raptor and TorreyPines entered into a definitive merger agreement. Upon closing, it is anticipated that the merger will result in a Nasdaq-listed biopharmaceutical company with a pipeline of mid- to late-stage clinical development candidates and preclinical drug targeting platforms designed to improve drug delivery of existing therapeutics for orphan indications and underserved patient populations. The merged company will be named Raptor Pharmaceutical Corp., will trade under the symbol “RPTP”, be managed by Raptor’s management team and board of directors and be headquartered in Novato, California.

Under terms of the agreement, which were unanimously approved by the boards of directors of Raptor and TorreyPines, Raptor will be merged with and into a wholly-owned subsidiary of TorreyPines upon closing. TorreyPines will issue, and Raptor stockholders will receive, shares of TorreyPines common stock such that Raptor stockholders will own 95%, and TorreyPines stockholders will own 5%, of the combined company.

At closing, TorreyPines will also implement a reverse stock split in order to comply with Nasdaq listing requirements; the exact size of the split will be determined at closing. Closing of the merger is subject to customary conditions and contingent upon, among other things, a vote to adopt the definitive merger agreement by a majority of Raptor’s stockholders at its annual meetings of stockholders, expected to take place in the fourth quarter of 2009.

Depending on the review process of the regulatory agencies, the companies expect the merger to close in the fourth quarter of 2009. Upon closing the transaction, it is anticipated that the combined company’s shares will trade on the Nasdaq Capital Market. TorreyPines is advised by Merriman Curhan Ford and Raptor is advised by Beal Advisors.

Management and Organization

If the merger closes, the combined company will have offices in Novato, California. Executive management will be as follows:

•	Christopher M. Starr, Ph.D., Chief Executive Officer
•	Ted Daley, President
•	Patrice Rioux, M.D., Ph.D., Chief Medical Officer
•	Todd C. Zankel, Ph.D., Chief Scientific Officer
•	Kim R. Tsuchimoto, C.P.A., Chief Financial Officer

Additional Information About the Merger and Where to Find It

In connection with the merger, TorreyPines has filed a registration statement on Form S-4, which includes a joint proxy statement/prospectus, with the U.S. Securities Exchange Commission (“SEC”). Investors and security holders of Raptor and TorreyPines are urged to read the joint proxy statement/prospectus included in the registration statement filed on Form S-4 (including any amendments or supplements thereto) regarding the merger because it contains important information about Raptor and TorreyPines. Raptor’s and TorreyPines’ stockholders can obtain a copy of the joint proxy statement/prospectus, as well as other filings containing information about Raptor and TorreyPines, without charge, at the SEC’s Internet website (www.sec.gov). Copies of the joint proxy statement/prospectus and Raptor’s and TorreyPines’ filings with the SEC can also be obtained, without charge, by directing a request to Raptor Pharmaceuticals Corp., 9 Commercial Blvd., Suite 200, Novato, CA 94949, Attention: Kim Tsuchimoto CFO, Fax No. 415-382-1368 or at the email address: ktsuchimoto@raptorpharma.com, with respect to Raptor, and by directing a request to TorreyPines Therapeutics, Inc., P.O. Box 231386, Encinitas, CA

92023-1386, Attention: Investor Relations or at the email address: cjohnson@tptxinc.com, with respect to TorreyPines.

In addition to the registration statement and related joint proxy statement/prospectus, each of Raptor and TorreyPines file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Raptor and/or TorreyPines at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Raptor’s and TorreyPines’ filings, respectively, with the SEC are also available to the public from commercial document-retrieval services and at SEC’s website at www.sec.gov, and from investor relations at Raptor and TorreyPines, respectively, at the addresses above.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Raptor and TorreyPines and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Raptor and TorreyPines, respectively, in connection with the merger. Information regarding the special interests of these directors and executive officers in the merger are included in the joint proxy statement/prospectus described above. Additional information regarding the directors and executive officers of Raptor and TorreyPines, respectively, is also included, with respect to Raptor, in Raptor’s Annual Report, as amended on Form 10-K/A for the year ended August 31, 2008 and Raptor’s proxy statement for its 2008 Annual Meeting of Stockholders, which were filed with the SEC on December 23, 2008 and December 31, 2007, respectively, and with respect to TorreyPines, in TorreyPines’ Annual Report on Form 10-K for the year ended December 31, 2008 and TorreyPines’ proxy statement for its 2008 Annual Meeting of Stockholders, which were filed with the SEC March 27, 2009 and April 24, 2008 respectively. These documents are available free of charge at the SEC’s web site at www.sec.gov and from investor relations at Raptor and TorreyPines, respectively, at the addresses above.

About Raptor Pharmaceuticals Corp.

Raptor Pharmaceuticals Corp. (“Raptor”) is dedicated to speeding the delivery of new treatment options to patients by working to improve existing therapeutics through the application of highly specialized drug targeting platforms and formulation expertise. Raptor focuses on underserved patient populations where it can have the greatest potential impact. Raptor currently has product candidates in clinical development to treat nephropathic cystinosis, non-alcoholic steatohepatitis (“NASH”), Huntington’s Disease (“HD”), and aldehyde dehydrogenase (“ALDH2”) deficiency.

Raptor’s preclinical programs are based upon bioengineered novel drug candidates and drug-targeting platforms derived from the human receptor-associated protein (“RAP”) and related proteins that are designed to target cancer, neurodegenerative disorders and infectious diseases.

For additional information, please visit www.raptorpharma.com.

FORWARD LOOKING STATEMENTS

This document contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operation or future financial performance, including, but not limited to the following statements: that the Company will be able to execute its corporate strategy; that the merger with TorreyPines will close in the fourth quarter of 2009, if at all; and that the combined company will list on Nasdaq Capital Markets or any national exchange. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause Raptor’s actual results to be materially different from these forward-looking statements. Raptor cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Certain of these risks, uncertainties, and other factors are described in greater detail in Raptor’s filings from time to time with the Securities and Exchange Commission (the “SEC”), which Raptor strongly urges you to read and consider, including the joint proxy statement/prospectus on Form S-4 filed by TorreyPines on August 19, 2009; Raptor’s Registration Statement on Form S-1, as amended, that was declared effective on August 7, 2008; Raptor’s annual report on Form 10-K filed with the SEC on October 30, 2008, as amended by that Form 10-K/A filed with the SEC on December 23, 2008; and Raptor’s Form 10-Q filed with the SEC on July 15, 2009, all of which are available free of charge on the SEC’s web site at http://www.sec.gov. Subsequent written and oral forward-looking statements attributable to Raptor or to persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth in Raptor’s reports filed with the SEC. Raptor expressly disclaims any intent or obligation to update any forward-looking statements.

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For more information, please contact:

Kim Tsuchimoto, CFO

415-382-1390

ktsuchimoto@raptorpharma.com

The Ruth Group

Sara Ephraim Pellegrino (investors) / Janine McCargo (media)

(646) 536-7002 / (646) 536-7033

spellegrino@theruthgroup.com / jmccargo@theruthgroup.com